THIRD AMENDMENT TO LEASE AGREEMENT


      NOW COME Central United Life Insurance Company ("Lessor") and GraphOn Corporation ("Lessee") pursuant to a lease agreement between the parties dated October 24, 2003 (the "Agreement") and confirm the following:


1.    EFFECTIVE DATE OF THE AMENDMENT


      This Third Amendment becomes effective September 15, 2005 and continues through the term of the Agreement.


2.    TERM


      Lessor does hereby extend the Lease term for a three (3) year term commencing on September 15, 2006 and ending on September 14, 2009. Lessee shall have the right to terminate the Lease at any time during the term by giving a six (6) month advance written notice to Lessor.


3.    LESSOR'S QUARTERS


      The Lessor will hereby increase the area leased by the Lessee by Two Thousand and Thirty (2,030) square feet designated by the brown diagonal lines on the plan attached hereto, said plan being the plan of the second floor of the office building.


4.    BASE RENT


      Lessee shall pay to Lessor annual rent in the amount of One Hundred Thousand Ninety Eight Dollars ($100,098.00) the "Base Rent," which base rent is calculated at Eighteen Dollars ($18.00) per square foot for Five Thousand Five Hundred Sixty One (5,561) square feet (except for any fractional months at the beginning and end of each term which shall be prorated). Lessee shall make payment in equal monthly installments of Eight Thousand Three Hundred Forty One Dollars and Fifty Cents ($8,341.50) in advance on the first day of each month.


5.    CONTINUATION OF AGREEMENT


      In all other respects, the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment by their officers hereunto duly authorized.


LESSOR:                             CENTRAL UNITED LIFE INSURANCE CO.

Date:  09/11/06                     BY: /s/ Douglas G. Noyes
       --------------                   --------------------
                                        Douglas G. Noyes
                                        Its Duly Authorized Representative

LESSEE:                             GRAPHON CORPORATION

Date:  September 11, 2006           BY: /s/ Richard B. Knowles
       -------------------              -----------------------
                                       Richard B. Knowles
                                       Its Vice President of Engineering


STATE OF NEW HAMPSHIRE
COUNTY OF MERRIMACK

      The foregoing instrument was acknowledged before me this 11th day of September, 2006 by Douglas G. Noyes, Duly Authorized Representative of Central United Life Insurance Company.





                                   BY: /s/
                                      -----------------------------
                                      Notary Public


STATE OF NEW HAMPSHIRE
COUNTY OF MERRIMACK

      The foregoing instrument was acknowledged before me this 11th day of September, 2006 by Richard B. Knowles, Vice President of GraphOn Corporation.





                                   BY: /s/
                                      -----------------------------
                                      Notary Public